As filed with the Securities and Exchange Commission on May 27, 2016
Registration No. 333-196434

  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	26-2940963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10005 Muirlands Boulevard Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

2000 NON-QUALIFIED INCENTIVE STOCK OPTION PLAN
SECOND AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
 (Full title of plans)

(Copy to:)

Frank L. Jaksch, Jr.	Harvey Kesner, Esq.
ChromaDex Corporation	Sichenzia Ross Friedman Ference LLP
10005 Muirlands Boulevard, Suite G	61 Broadway, 32 nd Floor
Irvine, California	New York, New York 10006
Tel: (949) 419-0288	Tel: (212) 930-9700
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Add’l Reg. Nos.: 333-168029, 333-154403, and 333-154402

EXPLANATORY NOTE

Pursuant to Rule 429 of the Securities Act of 1933, as amended (the “Securities Act”), this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-196434, of ChromaDex Corporation (“ChromaDex,” the “Company,” “we”, “us” or “our”) also serves as Post-Effective Amendments to the Registration Statements on Form S-8 of the Company identified by the following File Nos.: 333-168029, 333-154403, and 333-154402.

This Post-Effective Amendment No. 1 to Form S-8 is being filed solely for the purpose of filing the reoffer prospectus that forms a part of this Post-Effective Amendment relating to the resale of control securities acquired or to be acquired by selling stockholders pursuant to the Company’s 2000 Non-Qualified Incentive Stock Option Plan and Second Amended and Restated 2007 Equity Incentive Plan (the “Plans”). The reoffer prospectus contained herein is intended to be a combined prospectus under Rule 429 of the Securities Act, and has been prepared in accordance with the requirements of General Instruction C of Form S-8 and Part I of Form S-3, to be used in connection with reoffers and resales of control securities that have been or will be acquired by the selling stockholders.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Company has sent or given or will send or give documents containing the information specified by Part I of this Registration Statement to participants in the Plans, as specified in Rule 428(b)(1)(i) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. The Company is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), and other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Secretary
ChromaDex Corporation
10005 Muirlands Boulevard
Suite G
Irvine, California, 92618
 Telephone: (949) 419-0288

REOFFER PROSPECTUS

3,379,564 Shares of Common Stock

This prospectus relates to the public resale, from time to time, of an aggregate of 3,379,564 shares (the “Shares”) of our common stock, $.001 par value per share, by certain shareholders identified below in the section entitled “The Selling Stockholders.” These Shares have been or may be acquired upon the exercise of stock options granted pursuant to our 2000 Non-Qualified Incentive Stock Option Plan and Second Amended and Restated 2007 Equity Incentive Plan (the “Plans”) and the vesting of restricted stock granted pursuant to the Plans.

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares covered by this prospectus.

We have not entered into any underwriting arrangements in connection with the sale of Shares. The Shares may be sold from time to time by the Selling Stockholders or by permitted pledgees, donees, transferees or other permitted successors in interest and may be made on The Nasdaq Capital Market at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

Our common stock is listed on the The Nasdaq Capital Market under the symbol “CDXC.” On May 25, 2016, the closing bid price for our common stock on The Nasdaq Capital Market was $4.91 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors, “ beginning on page 3 of this prospectus to read about factors you should consider before buying the securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2016

-i-

 ABOUT THIS PROSPECTUS

In this prospectus, the “Company,” “ChromaDex,” “we,” “us,” “our,” “ours” and similar names refer to ChromaDex Corporation and its consolidated subsidiaries.

You should rely only on the information contained in this prospectus or incorporated herein. We have not authorized anyone to provide you with information that is different. The distribution of this prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. The information contained, or incorporated by reference, in this prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus, or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information”.

Information on the shares offered pursuant to this reoffer prospectus, as listed below, do not necessarily indicate that the Selling Stockholder presently intends to sell any or all of the shares so listed.

 PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in shares of our common stock in this offering. You should carefully read this entire prospectus, including the “Risk Factors” section beginning on page 3 of this prospectus and the financial statements and the other information incorporated by reference in this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

The business of ChromaDex Corporation is conducted by our principal subsidiaries, ChromaDex, Inc., ChromaDex Analytics, Inc. and Spherix Consulting, Inc. (“Spherix”).  ChromaDex Corporation and its subsidiaries (collectively referred to herein as “ChromaDex” or the “Company” or, in the first person as “we” “us” and “our”) is a natural products company that leverages its complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets.  In addition to the Company’s proprietary ingredient technologies segment, the Company also has a core standards and contract services segment, which focuses on natural product fine chemicals (known as “phytochemicals”) and chemistry and analytical testing services and a regulatory consulting segment (known as Spherix Consulting).  As a result of the Company’s relationships with leading universities and research institutions, the Company is able to discover and license early stage, intellectual property-backed ingredient technologies.  The Company then utilizes the Company’s business segments to develop commercially viable proprietary ingredients.  The Company’s proprietary ingredient portfolio is backed with clinical and scientific research, as well as extensive intellectual property protection.

Through ChromaDex Analytics, a part of our core standards and contract services business segment, we perform chemistry-based analytical services at our laboratory in Boulder, Colorado, supporting quality control or quality assurance activities for the dietary supplement industry.  Through Spherix, our regulatory consulting segment, we provide scientific and regulatory consulting to the clients in the food, supplement and pharmaceutical industries to manage potential health and regulatory risks.

We are a leading provider of research and quality-control products and services to the natural products industry. Through our core standards and contract services segment, customers worldwide in the dietary supplement, food and beverage, cosmetic and pharmaceutical industries use our products, which are small quantities of highly-characterized, research-grade, plant-based materials, to ensure the quality of their raw materials and finished products.  Customers also use our analytical chemistry services to support their quality assurance activities, primarily to ensure the identity, potency and safety of their consumer products. We have conducted this core standards and contract services business since 1999.

We believe there is a growing need at both the manufacturing and government regulatory levels for reference standards, analytical methods and other quality assurance methods to ensure that products that contain plants, plant extracts and naturally occurring compounds distributed to consumers are safe. We further believe that this need is driven by the perception at the consumer level regarding a lack of adequate quality controls related to certain functional food or dietary supplement based products, as well as increased effort on the part of the Food and Drug Administration (“FDA”) to assure Good Manufacturing Practices (“GMP”).

Our core standards and contract service business segment provides us with the opportunity to become aware of the results from research and screening activities performed on thousands of potential natural product candidates through our relationships with various universities and research institutions. By selecting the most promising ingredients leveraged from this market-based screening model, which is grounded by primary research performed through leading universities and institutions, followed by selective investments in further research and development, new proprietary ingredients can be identified and brought to various markets with a much lower investment cost and an increased chance of success.

Through our ingredients business segment, we develop and commercialize these new ingredients.  One of our proprietary ingredients that we commercialized under this business model is nicotinamide riboside (“NR”), for which our brand name is NIAGEN(R).  NR is found naturally in trace amounts in milk and other foods and is B3 vitamin.  The potential beneficial effects of NR in humans include increased anti-aging properties, fatty acid oxidation, mitochondrial activity, resistance to negative consequences of high-fat diets, protection against oxidative stress, prevention of peripheral neuropathy and blocking muscle degeneration.  Published research has shown that NR is a potent precursor to the co-enzyme nicotinamide adenine dinucleotide (NAD+) in the mitochondria of animals.  NAD+ is an important cellular co-factor for improvement of mitochondrial performance and energy metabolism.  The Company has built a significant patent portfolio pertaining to NR by separately acquiring patent rights from Cornell University, Dartmouth College and Washington University.  We have successfully completed the first human clinical trial using NR and the results demonstrated that a single dose of NR resulted in statistically significant increases in NAD+ in health human volunteers.  In addition, NR was also found to be safe as no adverse events were observed throughout the clinical trial. In 2015, NR was recognized by the FDA as a “New Dietary Ingredient.”  NR was also “Generally Recognized As Safe” by an independent panel of expert toxicologists.  For years 2015, 2014, and 2013, NIAGEN(R) accounted for approximately 68%, 54%, and 14% of our ingredient segment’s total sales, respectively.

Another one of these proprietary ingredients is pterostilbene, for which is marketed and sold under our brand name, pTeroPure(R).  Pterostilbene is a polyphenol and a powerful antioxidant that shows promise in a range of health related fields. We have exclusive in-licensed patents and patents pending related to the use of pterostilbene for a number of these benefits, and have filed additional patents related to supplementary benefits, such as a patent jointly filed with University of California at Irvine related to its effects on non-melanoma skin cancer. We have successfully conducted a clinical trial, together with the University of Mississippi, related to its blood pressure lowering effects and expect to conduct additional clinical trials on pterostilbene and anticipate entering the dietary supplement and, if clinical results are favorable, the pharmaceutical market. We believe that we also have opportunities in the skin care market and will continue to investigate developing these opportunities internally or through third party partners.  We anticipate conducting additional clinical trials on NR, pterostilbene and other compounds in our pipeline to provide differentiation as we market these proprietary ingredients and support various health-related claims or obtain additional regulatory clearances.

Through our regulatory consulting segment (“Spherix”), we provide our clients in the food, supplement and pharmaceutical industries with effective scientific solutions to manage their potential health and regulatory risks.  Our science-based solutions are for both new and existing products that may be subject to product liability and/or exposed to changing scientific standards or public perceptions; literature evaluations; and design and assessment of pre-clinical and clinical safety testing.  We specialize in regulatory submissions for food and dietary supplement ingredients.  For our clients involved in drug development within the pharmaceutical industry, we provide similar services as well as risk-based strategies, including intellectual property data and compliance gap identification, due diligence assessments and investigational new drug writing.  Spherix has complemented and expanded our leadership in core standards and contract services business by providing a more comprehensive suite of science-based and regulatory services.  Through Spherix, we have more efficiently advanced products in the dietary supplement, food and beverage, animal health, cosmetic and pharmaceutical markets.

Company Background

ChromaDex, Inc. was originally formed as a California corporation on February 19, 2000.  On April 23, 2003, ChromaDex Inc. acquired the research and development group of a competing natural product company called Napro Biotherapeutics located in Boulder, Colorado. The assets acquired in this transaction were placed in a newly-formed, wholly-owned subsidiary of ChromaDex named ChromaDex Analytics, Inc., a Nevada corporation.  On December 3, 2012, ChromaDex Inc. acquired Spherix Consulting Inc., a scientific and regulatory consulting company located in the greater Washington D.C. area and Spherix became a wholly-owned subsidiary of ChromaDex, Inc.

You can obtain more information regarding our business and industry by reading our Annual Report on Form 10-K for the fiscal year ended January 2, 2016 filed with the Securities and Exchange Commission, or SEC, on March 17, 2016 and the other reports we file with the SEC.

 FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Those statements are therefore entitled to the protection of the safe harbor provisions of these laws. These forward-looking statements, which are usually accompanied by words such as “may,” “might,” “will,” “should,” “could,” “intends,” “estimates,” “predicts,” “potential,” “continue,” “believes,” “anticipates,” “plans,” “expects” and similar expressions, involve risks and uncertainties, and relate to, without limitation, statements about our products, our market opportunities, our strategy, our competition, our projected revenue, expense levels and cash spend and the adequacy of our available cash resources. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or forecasted in, or implied by, such forward-looking statements, including those factors to which we refer you in “Risk Factors” below.

Our business, financial condition, results of operations and prospects may change. Although we believe that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will be attained or that any deviations will not be material. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and the documents that we incorporate by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We disclaim any obligation or undertaking to disseminate any updates or revision to any forward-looking statement to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

You should read this prospectus and the documents that we incorporate by reference herein, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information contained, or incorporated by reference, in this prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus, or of any sale of our securities. We qualify all of the information presented in this prospectus and particularly our forward-looking statements, by these cautionary statements.

 RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, as such discussions may be amended, supplemented and updated in subsequent reports filed by us with the SEC and that is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations. If any of such risks and uncertainties actually occurs, our business, financial condition and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Related to this Offering and our Common Stock

Our stockholders may experience significant dilution as a result of future equity offerings or issuances and exercise of outstanding options and warrants.

       In order to raise additional capital or pursue strategic transactions, we may in the future offer, issue or sell shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other transaction at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell or issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock.

Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of common stock are being offered by this reoffer prospectus, and we cannot predict if and when the purchasers may sell such shares in the public markets. In addition, we cannot predict the number of these shares that might be sold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

We have never declared any cash dividends and do not expect to declare any in the near future.

       We have never paid cash dividends on our common stock. It is currently anticipated that we will retain earnings, if any, for use in the development of our business and we do not anticipate paying any cash dividends in the foreseeable future.

The market price of our common stock may be volatile, and the value of your investment could decline significantly.

       The trading price for our common stock has been, and we expect it to continue to be, volatile. The price at which our common stock trades depends upon a number of factors, including actual or anticipated variations in our operating results, announcements of developments by us or our competitors, the completion and/or results of our clinical trials, regulatory actions regarding our products, announcements by us of significant acquisitions, strategic partnerships or joint ventures, and general market and economic conditions. Some of these factors are beyond our control. Broad market fluctuations may lower the market price of our common stock and affect the volume of trading in our stock, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure you that the market price of our shares of common stock will not fall in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares covered by this prospectus. While we will receive sums upon the exercise of any options by the Selling Stockholders, we currently have no plans for their application, other than for general corporate purposes. We cannot assure you that any such options will be exercised.

 THE SELLING STOCKHOLDERS

This reoffer prospectus relates to Shares that are being registered for reoffer and resale by Selling Stockholders who have received or acquired, or may hereafter receive or acquire, the shares pursuant to the Plans. The Selling Stockholders may resell all, a portion, or none of the shares of common stock from time to time.

The following table sets forth (a) the name of each Selling Stockholder; (b) the number of shares of common stock beneficially owned by each Selling Stockholder as of May 24, 2016; (c) the maximum number of shares of common stock that each Selling Stockholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not the Selling Stockholder has any present intention to do so and whether or not such shares have previously been issued to the Selling Stockholders or may in the future be issued, if at all; and (d) the number of shares of common stock and the percentage of common stock that would be beneficially owned by each Selling Stockholders assuming the sale of all shares offered hereby. All information with respect to beneficial ownership has been furnished by the Selling Stockholders. The inclusion in the table below of the individuals named therein shall not be deemed to be an admission that any such individuals are our “affiliates” as that term is defined under Rule 405 under the Securities Act.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 36,556,949 shares of common stock outstanding as of May 24, 2016. All shares of common stock owned by such person, including shares of common stock underlying stock options that are currently exercisable or exercisable within 60 days after May 24, 2016 (all of which we refer to as being currently exercisable) are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown to be beneficially owned by such person, except to the extent that applicable law gives spouses shared authority.

Information concerning the identities of the Selling Stockholders, the number of shares that may be sold by each Selling Stockholder and information about the shares beneficially owned by the Selling Stockholders may from time to time be updated in supplements to this reoffer prospectus, which will be filed with the SEC in accordance with Rule 424(b) of the Securities Act if and when necessary. The names of persons selling shares under this reoffer prospectus and the amount of such shares are set forth below to the extent we presently have such information.

Information on the shares offered pursuant to this reoffer prospectus, as listed below, do not necessarily indicate that the Selling Stockholder presently intends to sell any or all of the shares so listed. Because the Selling Stockholders may sell none, some or all of the shares owned by them which are included in this reoffer prospectus, no estimate can be given as to the number of shares available for resale hereby that will be held by the Selling Stockholders upon the termination of the offering made hereby. Although none of the selling stockholders presently intends to sell any or all of the shares so listed, we have assumed, for purposes of the following table, that the Selling Stockholders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of our common stock that they presently own.

The address of each Selling Stockholder is c/o ChromaDex Corporation, 10005 Muirlands Boulevard Ste G, Irvine, CA 92618.

Name	Position	Number of Shares Beneficially Owned (1)		Number of Shares Included in the Offering		Number of Shares Beneficially Owned After the Offering (2)	Percentage of Shares of Common Stock Owned After the Offering (2)
Frank L. Jaksch Jr.	Chief Executive Officer and Director	4,015,548	(3)	1,475,482	(4)	2,540,066	6.71%
Thomas C. Varvaro	Chief Financial Officer	833,183	(5)	884,844	(6)	-	*
Troy Rhonemus	Chief Operating Officer	205,059	(7)	275,004	(8)	-	*
Stephen Allen	Director	128,334	(9)	128,334	(10)	-	*
Stephen Block	Director	219,996	(11)	219,996	(12)	-	*
Reid Dabney	Director	240,070	(13)	240,070	(14)	-	*
Jeff Baxter	Director	89,167	(15)	89,167	(16)	-	*
Robert Fried	Director	125,834	(17)	66,667	(18)	59,167	*

*	Less than one percent.
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to shares   beneficially owned.  Unless otherwise specified, reported ownership refers to both voting and dispositive power.  Shares of Common Stock issuable upon the conversion of stock options or the exercise of warrants within the next 60 days are deemed to be converted and beneficially owned by the individual.

(2)	Assumes all shares included in the offering are sold.

(3)
Includes 498,556 shares owned by the FMJ Family Limited Partnership, beneficially owned by Frank L Jaksch Jr. because Mr. Jaksch Jr. has shared voting power for such shares. Includes 2,075,052 shares owned by Black Sheep, FLP beneficially owned by Mr. Jaksch Jr. because he has shared voting power and shared dispositive power for such shares. Includes 31,389 shares directly owned by Mr. Jaksch Jr. Includes 166,668 shares of unvested restricted stock because he has voting power for such shares.  Includes 1,243,883 stock options exercisable within 60 days.  Does not include 64,931 stock options that are not exercisable within 60 days.

(4)	Includes 1,243,883 stock options exercisable within 60 days, 64,931 stock options that are not exercisable within 60 days and 166,668 shares of unvested restricted stock.

(5)
Includes 2,334 shares directly owned by Mr. Varvaro. Includes 166,668 shares of unvested restricted stock because he has voting power for such shares.  Includes 664,181 stock options exercisable within 60 days.  Does not include 53,995 stock options that are not exercisable within 60 days.

(6)	Includes 664,181 stock options exercisable within 60 days, 53,995 stock options that are not exercisable within 60 days and 166,668 shares of unvested restricted stock.

(7)
Direct ownership of 1,667 shares of Common Stock.  Indirect ownership through Toni Rhonemus IRA of 3,334 shares beneficially owned by Toni Rhonemus who is Mr. Rhonemus’ wife.  Includes 200,058 stock options exercisable within 60 days.  Does not include 74,946 stock options that are not exercisable within 60 days.

(8)	Includes 200,058 stock options exercisable within 60 days and 74,946 stock options that are not exercisable within 60 days.

(9)	Includes 128,334 stock options exercisable within 60 days.

(10)	Includes 128,334 stock options exercisable within 60 days.

(11)	Includes 219,996 stock options exercisable within 60 days.

(12)	Includes 219,996 stock options exercisable within 60 days.

(13)	Includes 240,070 stock options exercisable within 60 days.

(14)	Includes 240,070 stock options exercisable within 60 days.

(15)	Includes 89,167 stock options exercisable within 60 days.

(16)	Includes 89,167 stock options exercisable within 60 days.

(17)
Direct ownership of 51,979 shares of common stock.  Indirect ownership through 6,744 shares held by Jeremy Fried and 6,000 shares held by Benjamin Fried, who are both sons of Robert Fried.  Includes 61,111 stock options exercisable within 60 days.  Does not include 5,556 stock options that are not exercisable within 60 days.

(18)	Includes 61,111 stock options exercisable within 60 days and 5,556 stock options that are not exercisable within 60 days.

PLAN OF DISTRIBUTION

As used in this prospectus, “Selling Stockholder” includes the Selling Stockholder named above and his or her donees, pledgees, transferees or other successors in interest selling shares received from named Selling Stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. We have been advised that the Selling Stockholder may effect sales of the Shares directly, or indirectly by or through underwriters, agents or broker-dealers, and that the Shares may be sold by one or a combination of several of the following methods:

●
one or more block transactions, in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions or transactions in which a broker solicits purchases;

●	on The Nasdaq Capital Market or on any other national securities exchange or quotation service on which our Shares may be listed or quoted at the time of the sale;

●	in the over-the-counter market;

●	through the writing of options, whether the options are listed on an options exchange or otherwise;

●	through distributions to creditors and equity holders of the Selling Stockholder; or

●	any combination of the foregoing, or any other available means allowable under applicable law.

We will bear all costs, expenses and fees in connection with the registration and sale of the Shares covered by this prospectus, other than underwriting discounts and selling commissions. We will not receive any proceeds from the sale of the shares of the Shares covered hereby. The Selling Stockholder will bear all commissions and discounts, if any, attributable to sales of the shares. The Selling Stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

The Selling Stockholder may sell the shares covered by this prospectus from time to time, and may also decide not to sell all or any of the shares allowed to sell under this prospectus. The Selling Stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. The Selling Stockholder may effect sales by selling the shares directly to purchasers in individually negotiated transactions, or to or through broker-dealers, which may act as agents or principals. The Selling Stockholder may sell his or her shares at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices.

Additionally, the Selling Stockholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder also may sell shares short and redeliver shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Stockholder also may loan or pledge shares to a broker-dealer. The broker-dealer may sell the shares so loaned or pledged pursuant to this prospectus.

The Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholder or borrowed from the Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus (or a post-effective amendment).

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in the resales.

In connection with sales of the Shares covered hereby, the Selling Stockholder and any broker-dealers or agents and any other participating broker-dealers who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act. Accordingly, any profits realized by the Selling Stockholder and any compensation earned by such broker-dealers or agents may be deemed to be underwriting discounts and commissions. Because the Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of that act. We will make copies of this prospectus (as it may be amended or supplemented from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements. In addition, any shares of the Selling Stockholder covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholder will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder. These restrictions may affect the marketability of such shares.

In order to comply with applicable securities laws of some states, the Shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. The supplement will disclose the name of the Selling Stockholder and of the participating broker-dealer(s); the number of shares involved; the price at which such shares were sold; the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; that such broker-dealer(s) did not conduct any investigation to verify the information contained in or incorporated by reference in this prospectus; and any other facts material to the transaction.

 LEGAL MATTERS

The validity of the securities we are offering will be passed upon by Sichenzia Ross Friedman Ference LLP, New York New York.

 EXPERTS

The financial statements as of January 2, 2016 and January 3, 2015 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Marcum LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

 DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

 WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov.

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

 INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents and information previously filed or to be filed by us with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended January 2, 2016 filed with the SEC on March 17, 2016;

●	our Quarterly Report on Form 10-Q for the quarter ended April 2, 2016 filed with the SEC on May 12, 2016;

●	our Current Reports on Form 8-K filed with the SEC on January 6, 2016, February 25, 2016, March 3, 2016, March 9, 2016, March 11, 2016, April 12, 2016, April 20, 2016 and May 16, 2016;

●	our definitive proxy statement and definitive additional materials on Schedule 14-A filed with the SEC on April 12, 2016 and May 16, 2016;

●	our Form 8-A12B filed with the SEC on April 21, 2016; and

●	the description of our common stock contained in our Form 8-A filed with the SEC on June 25, 2008.

In addition, all documents subsequently filed by us (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or complete, are deemed to be incorporated by reference into, and to be a part of, this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Investor Relations
ChromaDex Corporation
10005 Muirlands Boulevard, Suite G
Irvine, California, 92618
Telephone: (949) 419-0288

We also maintain an Internet site at www.ChromaDex.com at which there is additional information about our business, but the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus.

3,379,564 Shares of

Common Stock

Reoffer Prospectus

May 27, 2016

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The following documents and information previously filed or to be filed by us with the SEC are incorporated by reference in this Registration Statement:

●	our Annual Report on Form 10-K for the year ended January 2, 2016 filed with the SEC on March 17, 2016;

●	our Quarterly Report on Form 10-Q for the quarter ended April 2, 2016 filed with the SEC on May 12, 2016;

●	our Current Reports on Form 8-K filed with the SEC on January 6, 2016, February 25, 2016, March 3, 2016, March 9, 2016, March 11, 2016, April 12, 2016, April 20, 2016 and May 16, 2016;

●	our definitive proxy statement and definitive additional materials on Schedule 14-A filed with the SEC on April 12, 2016 and May 16, 2016;

●	our Form 8-A12B filed with the SEC on April 21, 2016; and

●	the description of our common stock contained in our Form 8-A filed with the SEC on June 25, 2008.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our Bylaws provide that, to the fullest extent permitted by Delaware law, we will indemnify, and advance expenses to, a director or officer in an action brought by reason of the fact that the director or officer is or was our director or officer, or is or was serving at our request as a director or officer of any other entity, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith. We may maintain insurance to protect a director or officer against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

10.1
2000 Non-Qualified Incentive Stock Option Plan (incorporated herein by reference to the Registrant’s Current Reports on Form 8-K filed with the Commission on June 24, 2008 and amended on July 2, 2008).

10.2	Second Amended and Restated 2007 Equity Incentive Plan, as amended (incorporated by reference from our Schedule 14A filed with the SEC on May 4, 2010)

23.1	Consent of Marcum LLP

23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

Item 9.	Undertakings.

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however , that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, California, on May 27, 2016.

CHROMADEX CORPORATION

By:	/s/ Frank L. Jaksch
Name:	Frank L. Jaksch Jr.
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Company, hereby constitute and appoint Frank L. Jaksch Jr. and Thomas C. Varvaro and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as an officer/director of the Company, a registration statement on Form S-8 (or other appropriate form) relating to the offer and sale of common stock of the Company pursuant to the Plans (or any and all amendments, including post-effective amendments, to such registration statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK L. JAKSCH JR.	Chief Executive Officer and Director	May 27, 2016
Frank L. Jaksch Jr.	(Principal Executive Officer)

/s/ THOMAS C. VARVARO	Chief Financial Officer and Secretary	May 27, 2016
Thomas C. Varvaro	(Principal Financial and Accounting Officer)

/s/ STEPHEN ALLEN	Chairman of the Board and Director	May 27, 2016
Stephen Allen

/s/ STEPHEN BLOCK	Director	May 27, 2016
Stephen Block

/s/ REID DABNEY	Director	May 27, 2016
Reid Dabney

/s/ JEFF BAXTER	Director	May 27, 2016
Jeff Baxter

/s/ ROBERT FRIED	Director	May 27, 2016
Robert Fried

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

10.1
2000 Non-Qualified Incentive Stock Option Plan (incorporated herein by reference to the Registrant’s Current Reports on Form 8-K filed with the Commission on June 24, 2008 and amended on July 2, 2008).

10.2	Second Amended and Restated 2007 Equity Incentive Plan, as amended (incorporated by reference from our Schedule 14A filed with the SEC on May 4, 2010)

23.1	Consent of Marcum LLP

23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page of this Registration Statement)